UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2021

McGRATH RENTCORP

(Exact name of registrant as specified in its Charter)

California

(State or other jurisdiction of incorporation)

0-13292	94-2579843
(Commission File Number)	(I.R.S. Employee Identification No.)

5700 Las Positas Road, Livermore, CA 94551-7800
(Address of principal executive offices)

(925) 606-9200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MGRC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Security Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 10, 2021, McGrath RentCorp (the “Company”) entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Design Space Modular Buildings PNW, LP, a Nevada limited partnership (“Seller”), providing for the purchase by the Company of substantially all of the assets of the Seller and its operations (the “Business”) and the assumption of certain liabilities related thereto.

Pursuant to the terms and conditions of the Asset Purchase Agreement, the Company has agreed to acquire the Business for total consideration consisting of (i) the Company’s assumption of certain liabilities relating to the Business and (ii) a cash payment in the amount of $260 million. The cash portion of the consideration will be subject to certain adjustments for net working capital, certain qualified purchases of equipment made by the Seller prior to closing, certain transaction expenses to be borne by Seller, and expenses for the continuation of Seller’s current employee benefit plans to be borne by the Company.

The Seller and the Company have made customary representations and warranties in the Asset Purchase Agreement. In connection with the Asset Purchase Agreement, the Company is purchasing a representation and warranty insurance policy to provide certain recourse in the event of breaches of Seller’s representations and warranties under the Asset Purchase Agreement.

The closing of the transactions contemplated by the Asset Purchase Agreement is subject to the satisfaction of customary closing conditions, including (i) no material adverse effect has occurred with respect to Seller or the Business, (ii) the receipt of regulatory approval, including the expiration of the applicable waiting period pursuant to the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (iii) the accuracy of each parties representations and warranties and compliance with covenants.

This description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, a copy of which is attached as Exhibit 1.01 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 7.01 Regulation FD Disclosure.

On May 13, 2021, the Company issued a press release announcing the Asset Purchase Agreement and related transaction. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

This Item 7.01 and Exhibit 99.1 to this Current Report on Form 8-K are furnished to, but not filed with, the Securities and Exchange Commission, and shall not be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Item 9.01 Financial Statements and Exhibits.

(d)	E xhibits.

Exhibit No.	D escription

1.01	Asset Purchase Agreement, dated as of May 10, 2021, by and between by and between Design Space Modular Buildings PNW, LP and McGrath RentCorp.

99.1	Press release issued by McGrath RentCorp on May 13, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McGRATH RENTCORP

Dated: May 13, 2021	By:	/s/ Keith E. Pratt
Keith E. Pratt
Executive Vice President and Chief Financial Officer

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